As filed with the Securities and Exchange Commission on May 12, 2003

                                      Registration No. 333-

   =====================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                       -------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                       -------------------------------

                           NEWELL RUBBERMAID INC.
           (Exact name of registrant as specified in its charter)

      DELAWARE                                         36-3514169
   (State or other                                  (I.R.S. employer
   jurisdiction of                                  identification no.)
   incorporation or
   organization)

                     DEERFIELD CORPORATE CENTRE ONE
                      13010 MORRIS ROAD, SUITE 100
                       ALPHARETTA, GEORGIA 30004
      (Address of principal executive offices, including zip code)


    RUBBERMAID RETIREMENT PLAN FOR COLLECTIVELY BARGAINED ASSOCIATES
                        (Full title of the plan)

                          DALE L. MATSCHULLAT
                     VICE PRESIDENT-GENERAL COUNSEL
                     6833 STALTER DRIVE, SUITE 101
                        ROCKFORD, ILLINOIS 61108
                (Name and address of agent for service)

                             (815) 381-8114
     (Telephone number, including area code, of agent for service)

                            WITH A COPY TO:

                           LAURALYN G. BENGEL
                         SCHIFF HARDIN & WAITE
                            6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606
                             (312) 258-5500

                    -------------------------------





                       CALCULATION OF REGISTRATION FEE

                                                AMOUNT            PROPOSED          PROPOSED
           TITLE OF SECURITIES TO BE             TO BE            MAXIMUM            MAXIMUM           AMOUNT OF
                   REGISTERED                 REGISTERED       OFFERING PRICE       AGGREGATE       REGISTRATION FEE
                                                                 PER SHARE       OFFERING PRICE
       Common Stock, par value $1.00 per
       share (including Common Stock        3,500,000(1)         $29.085(2)      $101,797,500(2)      $8,235.42(2)
       Purchase Rights)
       Interests in the Plan                   (3)                  (3)               (3)                 (3)



   (1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

   (2) Estimated on the basis of $29.085 per share, the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 6, 2003. (See Rules 457(c) and 457(h) of the Securities Act of 1933.)

   (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.




















                                      2







                            GENERAL INSTRUCTIONS

   E.  REGISTRATION OF ADDITIONAL SECURITIES.

        The contents of the Registration Statement on Form S-8 (File No. 333-74925) filed by the Registrant with the Securities and Exchange Commission on March 24, 1999 registering its Common Stock issuable pursuant to the Rubbermaid Retirement Plan for Collectively Bargained Associates are hereby incorporated by reference.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (File No. 333-74925), which is incorporated herein by reference.

   ITEM 8.  EXHIBITS.

        The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.





























                                      3







                                 SIGNATURES


        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on the 7th day of May, 2003.

                                 NEWELL RUBBERMAID INC.
                                 (Registrant)


                                 By:  /s/ William T. Alldredge
                                      -----------------------------------
                                      William T. Alldredge
                                      President - Corporate
                                      Development and Chief
                                      Financial Officer


        Each person whose signature appears below appoints Joseph Galli, Jr., William T. Alldredge or Dale L. Matschullat or any one of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                       SIGNATURE                                    TITLE                             DATE
                       ---------                                    -----                             ----
      /s/ Joseph Galli, Jr.                        President, Chief Executive Officer        May 7, 2003
      -------------------------------              (Principal Executive Officer) and
      Joseph Galli, Jr.                            Director





                                                                4







                       SIGNATURE                                    TITLE                             DATE
                       ---------                                    -----                             ----
      /s/ J. Patrick Robinson                      Vice President - Corporate Controller     May 7, 2003
      -------------------------------              and Chief Accounting Officer (Principal
      J. Patrick Robinson                          Accounting Officer)

      /s/ William T. Alldredge                     President - Corporate Development and     May 7, 2003
      -------------------------------              Chief Financial Officer (Principal
      William T. Alldredge                         Financial Officer)

      /s/ Thomas E. Clarke                         Director                                  February 10, 2003
      -------------------------------
      Thomas E. Clarke

      /s/ Scott S. Cowen                           Director                                  February 10, 2003
      -------------------------------
      Scott S. Cowen

      /s/ Alton F. Doody                           Director                                  February 10, 2003
      -------------------------------
      Alton F. Doody

      /s/ William D. Marohn                        Director                                  February 10, 2003
      -------------------------------
      William D. Marohn

      /s/ Elizabeth Cuthbert Millett               Director                                  February 10, 2003
      -------------------------------
      Elizabeth Cuthbert Millett

      /s/ Cynthia A. Montgomery                    Director                                  February 10, 2003
      -------------------------------
      Cynthia A. Montgomery

      /s/ Allan P. Newell                          Director                                  February 10, 2003
      -------------------------------
      Allan P. Newell

      /s/ William P. Sovey                         Chairman of the Board and Director        February 10, 2003
      -------------------------------
      William P. Sovey

      /s/ Gordon R. Sullivan                       Director                                  February 10, 2003
      -------------------------------
      Gordon R. Sullivan

      /s/ Raymond G. Viault                        Director                                  February 10, 2003
      -------------------------------
      Raymond G. Viault



                                                                5







        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freeport, State of Illinois, on May 9, 2003.

                                 RUBBERMAID RETIREMENT PLAN FOR
                                 COLLECTIVELY BARGAINED ASSOCIATES


                                 By:  /s/ Thomas J. Nohl
                                      ----------------------------------
                                          Thomas J. Nohl
                                          Benefit Plans Committee







































                                      6







                              INDEX TO EXHIBITS

   EXHIBIT
   NUMBER         EXHIBIT
   -------        -------

      4 Rights Agreement, dated as of August 6, 1998, between Newell and First Chicago Trust Company of New York (incorporated by reference to Exhibit I to Newell's Registration Statement on Form 8-A12B (Reg. No. 1-09608), filed with the Commission on August 28, 1998).

     23.1    Consent of Ernst & Young LLP.

     23.2    Information Regarding Consent of Arthur Andersen LLP.

      24     Power of Attorney (set forth on the signature page).




































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